CONSENT OF HOWARD, LAWSON & CO.

To InterDigital Patents Corporation:

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion dated August 15, 1996 and to all references to our Firm included in this Registration Statement.

                                              Howard, Lawson & Co.

Philadelphia, PA
August 15, 1996